Second Quarter 2020 Financial Results Conference Call

August 6, 2020

Nasdaq: PDLI

Forward-Looking Statements

This presentation contains forward-looking statements including PDL's expectations with respect to revenues, expenses, net income and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- Failure to successfully identify or complete a potential sale, divestiture, spin-off, merger, combination or similar transaction in connection with our monetization strategy, or the failure of any such transaction to yield additional value for shareholders;
- Market conditions or public health risks such as the COVID-19 pandemic, which may affect the timing and/or execution of, and/or amount of net proceeds from, any potential sale, divestiture, spin-off, merger, combination or similar transaction in connection with our monetization strategy;
- Activities by shareholder activists, including a proxy contest or any unsolicited takeover proposal;
- Tax treatment of any distributions we may make in connection with our monetization strategy or dissolution;
- Our ability to utilize our net operating loss carryforwards and certain other tax attributes or positions, including in connection with our monetization strategy;
- The amounts or timing of distributions to stockholders in connection with our monetization strategy or if we file for dissolution, which could be subject to an uncertain amount of claims or other potential liabilities;
- Risks related to the commercialization of our products or those of our counterparties, including but not limited to, competition from other products (including generic products), compliance with laws and regulatory requirements, pricing, intellectual property rights, reliance on a third party for commercialization of our authorized generic product, standards of care as they apply to the use of our products, unexpected changes to tax, import or export rules;
- Our reliance on third-party manufacturers who may not perform as expected;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be under-secured and unable to recuperate our capital expenditures in the transaction;
- Failure to obtain or maintain regulatory approvals relating to our products and those underlying certain of our investments and income generating assets;
- Competitive or market pressures on our products, licensees, borrowers and royalty counterparties;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency exchange rates;
- The outcome of litigation or disputes, including potential product liability; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investor Relations" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

PDL

Additional Information and Where to Find It

The Company has filed a definitive proxy statement (the "2020 Proxy Statement") with the SEC in connection with the solicitation of proxies for the 2020 Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE 2020 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may obtain, free of charge, copies of the 2020 Proxy Statement, any amendments or supplements thereto and any other documents in connection with the 2020 Annual Meeting at the SEC's website (http://www.sec.gov), at the Company's website (http://investor.pdl.com/investor-relations/sec-filings) or by contacting Okapi Partners by phone (for stockholders, banks and brokers) at 877-259-6290 or (all others outside the U.S.) at 212-297-0720, by email at info@okapipartners.com or by mail at Okapi Partners LLC, 1212 Avenue of the Americas, 24th Floor, New York, NY 10036.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2020 Annual Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, are forth in the 2020 Proxy Statement and other materials filed with the SEC in connection with the 2020 Annual Meeting. To the extent holdings of the Company's securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2020 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Significant Progress in Asset Monetization

- PDL has made significant progress in the execution of our asset monetization strategy
- We remain committed to our strategy aimed at monetizing our assets and at distributing their value in the most tax efficient manner to our stockholders
- We are requesting approval for our proposal to file for a Certificate of Dissolution with the State of Delaware at the 2020 Meeting of Stockholders
  - If approved, we would expect to file the Certificate of Dissolution within the next 12 months, if and when the Board decides that it would serve best the interest of our stockholders
- We will continue to be disciplined and diligent in executing our strategy and to adjust our cost structure to maximize net proceeds for our stockholders

PDL

Timely Distribution of Evofem Stock

- We distributed all 13.3 million EVFM common shares held by PDL through a pro rata, special, one-time dividend
- Distribution was timed to be shortly before the Phexxi™ FDA PDUFA date
- Phexxi™ was FDA-approved on May 22, 2020, leading to a significant increase in the share price and trading volume
- As this distribution was pursuant to a plan of complete liquidation, it is expected to decrease the U.S. stockholders tax basis in PDL stock by 56 cents
- The approximate value of EVFM common shares at time of distribution was $64.4 million, or $4.83 per EVFM share
- EVFM common shares together with 3.3 million warrants were purchased in the second quarter 2019 for combined $4.50 for a total investment of $60 million
- PDL holds 3.3 million EVFM warrants, each can be exercised for one EVFM common share at $6.38 per share

PDL

Noden: Divest for Up to $48.25 Million

- We announced our entry into a definitive agreement to sell 100% of the stock in Noden to private equity firm Stanley Capital
- The total value of this cash transaction is up to $48.25 million
  - We will receive a payment of approximately $12 million when the transaction closes, which is expected by mid-August
  - An additional $33 million will be paid in equal installments of $2.75 million each over 12 quarters between January 2021 and October 2023
  - The potential for 2 additional contingent payments totaling $3.25 million dollars
- The transaction will release PDL from its $38 million guarantee to Novartis under the Noden supply agreement

PDL

LENSAR: Well-positioned for Spinoff

- On July 17, we announced a confidential filing of a Form 10 registration statement for a potential spinoff as a publicly traded company
- PDL continues to evaluate its strategic options for LENSAR and cannot provide assurance that it will proceed with a spinoff
- LENSAR's net sales for 2019 were $30.5 million, with pre-COVID revenues growing 20-30% annually over the past several years
  - 2020 procedure volume has been negatively impacted by the pandemic as cataract surgery is considered elective in most cases
- LENSAR is well-positioned to resume its growth trajectory once the pandemic subsides



LENSAR Procedures per Year
120,000
100,000
80,000
60,000
40,000
20,000
0
'15 – '19 CAGR: 29.4%
38,528
49,769
63,175
81,085
108,030
2015
2016
2017
2018
2019

PDL

Strengthening Innovation Lead with ALLY™

- Streamline IV system enables surgeons to optimize their surgical management of astigmatism
  - Between 70-90% of cataract patients have treatable, visually significant astigmatism prior to surgery, but this astigmatism remains largely uncorrected post-surgery
  - LENSAR has captured 13% of global FLACS procedures
- ALLY™: All-in-One Femto Phaco Device
  - Expected to broaden the addressable market to include all cataract procedures and significantly enhance competitive position
  - A single, compact, mobile workstation with an enhanced femtosecond laser and well-known, high performance technology phacoemulsification system
- LENSAR's intellectual property secures a premier technology position for developing and commercializing this disruptive technology

PDL

Royalty Portfolio

Product	Licensee	Counterparty	Royalties Until (1)	Investment	Cash Received to date (3)
Glumetza metformin HCl	Depomed	Valeant Pharmaceuticals International, Inc.	indefinite		
Janumet XR (sitagliptin and metformin HCl extended-release)	Depomed	Merck Be well	6/2018		
Jentadueto XR	Depomed	Boehringer Ingelheim / Lilly	5/2026(2)	$260.5M	$472.3M
Invokamet XR canagliflozin/metformin HCl extended-release tablets	Depomed	Janssen	9/2023(2)		
Synjardy XR (empagliflozin/metformin HCl) tablets	Depomed	Boehringer Ingelheim / Lilly	12/2026(2)		
Cerdelga (eliglustat) capsules	University of Michigan	Sanofi Genzyme	4/2022	$65.6M	$22.9M
Zalviso sufentanil self-managed delivery system	AcelRx Pharmaceuticals, Inc.	Grunenthal (4)	2030 or 3X investment	$65.0M	$0.9M
coflex	VB Viscogliosi Bros., LLC	Paradigm Spine	Until $36.7M	$15.5M	$7.2M
kybella	Inventor	Allergan	2/2025	$9.5M	$0.6M

(1) Expected dates based upon current agreements and patent expiry estimates
(2) Expiration for US sales: "ROW" expiry depends on launch dates
(3) As of 6/30/20
(4) On May 22, 2020, the Company was notified by AcelRx that the product marketer of Zalviso, Grunenthal GmbH, has terminated the license agreement with AcelRx effective November 2020

Cost Efficiencies to Maximize Returns

- The assets held by PDL and accounting for the transactions completed to date, we estimate in the Proxy Statement the value of PDL, including the distribution of EVFM common shares, to be in the range of $360 million to $680 million
  - Implies a per share value of $3.16 to $5.97 based on the number of outstanding shares as of June 19, 2020
- PDL cannot predict the timing or amount of cash available to distribute to our stockholders, nor can we predict the value of other non-cash assets, if any, until we are able to dispose of all or substantially all assets
- We are focusing on cost-effective operations to optimize net returns to our stockholders
  - By the end of August, we will have reduced our staff at PDL by 25% since we started our monetization process

PDL

Dissolution Plan for Efficient Wind Down

- Virtual 2020 Annual Meeting of Stockholders is scheduled for August 19, 2020
- Our Board urges a vote “FOR” the first five proposals on the Proxy Statement
- Proposal #3 seeks stockholder approval for the dissolution of the company pursuant to the Plan of Dissolution
  - Approval requires a “FOR” vote by a majority of the outstanding shares
  - Dissolution after monetization or distribution of our key assets will allow an efficient wind-down of operations
  - Protect stockholders from liability from claims brought during or after the dissolution period
  - Dissolution will allow for reduced overhead expenses associated with being a publicly traded company
  - We are committed to execute a cost-effective wind-down and ultimately maximize total distributions to the stockholders

PDL

Key Points in Plan of Dissolution

- The company will exist after filing the Certificate of Dissolution for at least 3 years, solely for wind-down purposes as required under the laws of Delaware
- Time allows for managing potential litigation, resolving any claims and disputes, monetizing any remaining assets and facilitating distributions
- Time provides for the handling of remaining stockholder and administrative issues, and for a final distribution
- 3-year period begins when the Certificate of Dissolution is filed; the dissolution timeline may be extended beyond 3 years if necessary
- The Board may decide on the timing for filing the Certificate of Dissolution and may abandon the filing due to changes in circumstances, or if in the best interest of PDL and our stockholders
  - This flexibility makes us highly confident that approval for our Plan of Dissolution will not affect the value that we can capture through our asset monetization process

PDL

Other Financial Considerations

- The CARES Act permits taxpayers to carry net operating losses back 5 years
  - Transactions in 2020 may result in the recognition of ordinary tax losses that could be applied to prior tax years in which PDL was a substantial tax payor
  - There can be no assurance that such tax benefits will be realized
- We plan to maintain a strong balance sheet as we execute our strategy
  - We have ceased buying back stock under our share repurchase program
  - Retaining sufficient funds to pay amounts owed to our creditors protects our stockholders from being held individually liable for the repayment to creditors out of the amounts previously distributed

PDL

Second Quarter 2020 Financials (unaudited)

(In thousands, except per share amounts)	Three Months Ended June 20, 2020	Three Months Ended June 20, 2019	Six Months Ended June 20, 2020	Six Months Ended June 20, 2019
Product revenue, net	$ 4,099	$ 5,268	$ 8,115	$ 10,004
Lease revenue	359	1,308	1,436	2,532
Service revenue	690	846	1,582	1,612
Royalties from Queen et al. patents	-	6	-	9
License and other	63	30	73	(3)
Total revenues	5,211	7,458	11,206	14,154
Cost of product revenue, (excluding intangible asset amortization)	2,639	4,929	5,499	8,729
Amortization of intangible assets	335	344	637	662
Severance and retention	3,579	-	22,313	-
General and administrative expenses	9,719	8,695	22,471	17,005
Sales and marketing	1,237	1,861	2,487	3,435
Research and development	1,465	886	3,321	1,796
Total operating expenses	18,974	16,715	56,728	31,627
Operating loss	(13,763)	(9,257)	(45,522)	(17,473)
Interest and other income, net	69	1,650	582	3,524
Interest expense	(312)	(2,984)	(786)	(5,939)
Loss on extinguishment of convertible notes	-	-	(606)	-
Loss from continuing operations before income taxes	(14,006)	(10,591)	(46,332)	(19,888)
Income tax benefit from continuing operations	(1,077)	(2,575)	(14,144)	(3,422)
Net loss from continuing operations	(12,929)	(8,016)	(32,188)	(16,466)
(Loss) income from discontinued operations before income taxes (including loss on classification as held for sale of $16,143 and $28,904, respectively, for the the three and six months ended June 30, 2020)	(44,277)	4,830	(58,112)	23,517
Income tax benefit (loss) from discontinued operations	(6,878)	1,328	(7,961)	4,948
(Loss) income on discontinued operations	(37,399)	3,502	(50,151)	18,569
Net (loss) income	(50,328)	(4,514)	(82,339)	2,103
Less: Net loss attributable to noncontrolling interests	(357)	(95)	(645)	(158)
Net (loss) income attributable to PDL's shareholders	$ (49,971)	$ (4,419)	$ (81,694)	$ 2,261
Net (loss) income per share - Basic and Diluted				
Net (loss) from continuing operations	$ (0.11)	$ (0.07)	$ (0.26)	$ (0.13)
Net (loss) income from discontinued operations	$ (0.32)	$ 0.03	$ (0.42)	$ 0.15
Net (loss) income attributable to PDL's shareholders	$ (0.43)	$ (0.04)	$ (0.68)	$ 0.02

PDL

Second Quarter 2020 Financials (unaudited)

GAAP to Non-GAAP Net (Loss) Income Reconciliation *(in thousands)*

	Three Months Ended June 30,		Six Months Ended June 30,	
	2020	2019	2020	2019
GAAP net (loss) income attributed to PDL's shareholders, as reported	$ (49,971)	$ (4,419)	$ (81,694)	$ 2,261
Adjustments:				
Mark-to-market adjustment to fair value - royalty assets	27,779	60,505	31,954	60,868
Mark-to-market adjustments to equity affiliate	6,533	(37,907)	17,867	(37,907)
Non-cash stock-based compensation expense	244	2,175	18,518	3,344
Non-cash debt offering costs	205	1,953	485	3,876
Non-cash depreciation and amortization expense	134	521	891	1,649
Mark-to-market adjustment on warrants held	6,268	(7,610)	8,721	(7,577)
Non-cash amortization of intangible assets	335	1,598	1,026	3,170
Income tax effect related to above items	(14,533)	(4,157)	(27,485)	(5,170)
Total adjustments	26,965	17,078	51,977	22,253
Non-GAAP net (loss) income	$ (23,006)	$ 12,659	$ (29,717)	$ 24,514

PDL

Second Quarter 2020 Financials (unaudited)

Consolidated balance sheet data *(in thousands)*	June 30, 2020	December 31, 2019
Cash and cash equivalents	$ 105,446	$ 168,982
Notes receivable	$ 53,234	$ 53,410
Assets held for sale	$ 289,426	$ 447,857
Total assets	$ 520,656	$ 717,206
Liabilities held for sale	$ 18,213	$ 31,215
Convertible notes payable	$ 13,507	$ 27,250
Total stockholders' equity	$ 420,001	$ 593,278

PDL

Questions & Answers